Exhibit 99.6

                        [Thermo Fisher Scientific Logo]
                      The world leader in serving science.

Combining Strengths

Thermo Electron and Fisher Scientific have combined to create the leading provider of instruments, equipment, reagents and consumables, software and services for research, analysis, discovery and diagnostic...

Thermo Scientific

Think Thermo Scientific for superior analytical instruments, laboratory equipment, software, services, consumables and reagents. Find better workflow solutions spanning sample preparation, sample analysis, and data interpretation.

Fisher Scientific

Our family of global service brands provide a complete portfolio of laboratory equipment, chemicals, supplies and services for research, safety, healthcare and science education.

Specialty Product Brands

Quality consumables and supplies spanning glassware, plasticware, vials, tubes, slides and syringes. Also chemical filtration, purification and packaging of ultra-high purity solvents. Acros, Capitol Vial, Chase, Chromacol, EP Scientfic, Eutech, Maybridge, Microm, Metavac, Nalgene, National, Oxoid and Remel are among specialty product brands.

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Introducing Thermo Fisher Scientific

Thermo Fisher Scientific (NYSE: TMO) is the world leader in serving science, enabling our customers to make the world healthier, cleaner and safer. With annual sales of more than $9 billion, we employ 30,000 people and serve over 350,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental and industrial process control settings.

Serving customers through two premier brands, Thermo Scientific and Fisher Scientific, we help solve analytical challenges from routine testing to complex research and discovery. Thermo Scientific offers customers a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents to enable integrated laboratory workflow solutions. Fisher Scientific provides a complete portfolio of laboratory equipment, chemicals, supplies and services used in scientific research, safety, healthcare and science education.

Get to know our complete range of product lines, services, and brands.

Learn about the diverse and growing markets we serve spanning research, manufacturing, safety, environmental, healthcare, and training and education.

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Fisher Scientific - Your Online Science Source
Choose your area to explore

Scientific

Scientific research, laboratory testing and life science research -- the latest equipment and instrumentation, finest chemicals and highest-quality supplies.

o     Life Science
o     Research and Analytical

Safety

A full-service provider of leading-edge safety products, training, equipment maintenance and procurement solutions for industrial, laboratory safety and first responder customers.

o     First Responder
o     Laboratory
o     Industrial

HealthCare

Serving the nation's diagnostic testing needs in hospitals, reference labs and physician's office laboratories - more offerings, more solutions and more value.

o     Hospital
o     POL
o     Reference Lab

Science Education

Resources for educators to create scientific excitement in elementary, secondary and college classrooms -- essential products and invaluable information.

o     K-6, (Elementary)
o     Junior, Middle, Senior High
o     College Science Education


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organic cleaners

1     Fisherbrand Sparkleen I Detergent FSE
      Sparkleen I; 3-1/4 lb. Box

2     Fisherbrand* Sparkleen* 1 Detergent
      Removes proteins, fats, oils, media, wax pencil marks, dried blood and other organic-inorganic deposits from glassware Especially valuable in exacting...
      Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

3     Decon* Enzyte* Enzyme Cleaner
      Removes proteins, blood, and other organic materials from labware and hard surfaces without scrubbing o Low-foaming triple-enzyme...
      Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

4     Decon* Contrex* CA Acidic Liquid Detergent
      For use in descaling, mineral removal, oxide removal, or other applications where an acidic detergent is indicated o Organic-acid... Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

5     Decon* LopHene* Detergent Disinfectant
      Concentrated low pH phenolic disinfectant o For cleaning and disinfecting surfaces in labs and for production areas and equipmento Ideal... Scientific > Lab Safety > Cleaners > Decontaminants and Disinfectants

6     Decon* CiDecon* Detergent Disinfectant
      Concentrated phenolic disinfectant o Designed for cleaning and disinfecting surfaces in labs, production areas, and equipmento Effective...
      Scientific > Lab Safety > Cleaners > Decontaminants and Disinfectants

7     Decon* Dri-Contrad* Detergent Powder
      Cleans proteins, bloods, oils, waxes, and organic or inorganic contaminants o Nonfoaming powdero For automatic...
      Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

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8     Decon* Contrad* NF Liquid Detergent
      Cleans a wide variety of organic and inorganic contaminants from most substrates o Super concentrated alkaline liquido Formulated... Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

9     Mettler Toledo Cleaning Solutions
      ISA Solutions for determination of Fluoride Bridge Electrolytes for Determination of Calcium and Fluoride Electrolytes for Reference Electrodes, For Ag/AgCl...
      Scientific > Chemicals > Chemical Consumables > Detergents and Cleaners

10    Hamilton Needle Cleaning Kit
      Contains tungsten cleaning wires in six diameters for clearing plugged needles and syringe barrels. Wires are 7 in. (17.8cm) long and come ten to...
      Scientific > Consumables and Supplies > Pipetting/Liquid Handling > Syringes and Accessories > Syringe Accessories

11    Lagasse Misty Secure (10% HCL) Bowl Cleaner
      Misty Secure (10% HCL) Bowl Cleaner Secure 4/1gl Secure 12 Qt

12    Alconox Acid Cleaner
      4 lb. 1 gal.

13    Andwin Scientific VWR Labtone Cleaning Compounds
      VWR Labtone Cleaning Compound, 3.6kg, Glassware cleaner composed of carbonates phosphates and organic detergent practically eliminates scrubbing and...

14    Sklar Instruments Sklar Kleen Powder Case of 6 - 3 1/4 lb. Pitchers
      Sklar Kleen Powder,Case of 6 - 3 1/4 lb. Pitchers, Superior wetting power of Sklar Kleen penetrates crevices to lift away organic debris, pH balanced,...

15    Alconox Alcojet* Powder Detergent
      4 lb. 4 lb.

16    Professional AMPHYL* Brand Disinfectant Cleaner Concentrate
      Professional AMPHYL Brand Disinfectant Cleaner, Concentrate, dilutes at 1:200. Effective against HIV-1 (AIDS virus). Tuberculocidal, virucidal, fungicidal,...

17    Andwin Scientific Extran 300
      4L

18    Gallade Chemical Dowanol TPM* Glycol Ether Technical Grade
      Dowanol Tpm Cleaner 1gl

19    G.L.P.C. - 20, Quip Laboratories
      1 gal.

20    Labtone* Laboratory Cleaning Compound
      VWR Labtone Laboratory Cleaning Compound, 11.3kg. Glassware cleaner composed of carbonates, phosphates and organic detergent practically eliminates scrubbing...

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21    OSM INSTRUMENT CLEANER
      50-856-207
      ORGANIC SALES AND MARKETING INC: 81008201279

22    OSM CONCRETE CLEANER
      50-856-206
      ORGANIC SALES AND MARKETING INC: 81008201269

23    OSM FLOOR CLEANER
      50-856-201
      ORGANIC SALES AND MARKETING INC: 81008201219

24    OSM GLASS CLEANER
      50-856-203
      ORGANIC SALES AND MARKETING INC: 81008201239

25    OSM ALL PURPOSE CLEANER
      50-856-200
      ORGANIC SALES AND MARKETING INC: 81008201209

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26    OSM GLASS CLEANER CS/12
      50-856-185
      ORGANIC SALES AND MARKETING INC: 81008201237

27    OSM FLOOR CLEANER CS/12
      50-856-183
      ORGANIC SALES AND MARKETING INC: 81008201217

28    OSM INSTRUMENT CLEANER CS/12
      50-856-189
      ORGANIC SALES AND MARKETING INC: 81008201277

29    OSM CONCRETE CLEANER CS/12
      50-856-188
      ORGANIC SALES AND MARKETING INC: 81008201267

30    OSM FLOOR CLEANER CS/4
      50-856-192
      ORGANIC SALES AND MARKETING INC: 81008201218

31    OSM GLASS CLEANER CS/4
      50-856-194
      ORGANIC SALES AND MARKETING INC: 81008201238

32    OSM INSTRUMENT CLEANER CS/4
      50-856-198
      ORGANIC SALES AND MARKETING INC: 81008201278

33    OSM CONCRETE CLEANER CS/4
      50-856-197
      ORGANIC SALES AND MARKETING INC: 81008201268

34    OSM ALL PURPOSE CLEANER CS/12
      50-856-182
      ORGANIC SALES AND MARKETING INC: 81008201207

35    OSM ALL PURPOSE CLEANER CS/4
      50-856-191
      ORGANIC SALES AND MARKETING INC: 81008201208